Exhibit 99.1

Digital Brands Group Submits an Application to Uplist to a National Securities Exchange

Austin, TX - February 20, 2025 -- Digital Brands Group, Inc. (“Digital Brands Group”) (OTC Pink: DBGI), a curated collection of luxury lifestyle, digital-first brands, announced today that it has submitted an application to list its common stock on a national securities exchange.

“We believe that an uplisting to a national securities exchange is the next logical step in our growth journey,” stated Hil Davis, CEO of Digital Brands Group. “Yesterday we closed a $7.5 million capital raise, which significantly bolsters the balance sheet. We will invest in other growth initiatives, including but not limited to, Tik Tok Live, digital marketing, and influencer partnerships, which we have experienced early success with. We believe that the ability to deploy capital into these successful growth drivers should enable us to expand and broaden our current successful results.”

The successful listing of Digital Brands Group’s common shares is subject to the approval of the listing application by the national securities exchange and the satisfaction of all applicable listing criteria and requirements. No assurance can be given that Digital Brands Group’s listing application will be approved or that such listing will be completed. We believe that Digital Brands Group’s common stock will continue to be quoted on the OTC Pink under its current symbol DBGI pending any uplisting.

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting Digital Brands Group and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding Digital Brands Group’s plans, objectives, projections and expectations relating to Digital Brands Group’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Digital Brands Group undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of Digital Brands Group to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to Digital Brands Groups distribution system; the financial strength of Digital Brands Group’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; Digital Brands Group’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; Digital Brands Group’s ability to implement its business strategy; Digital Brands Group’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; Digital Brands Group’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that Digital Brands Group’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; Digital Brands Group’s ability to properly collect, use, manage and secure consumer and employee data; stability of Digital Brands Group’s manufacturing facilities and foreign suppliers; continued use by Digital Brands Group’s suppliers of ethical business practices; Digital Brands Group’s ability to accurately forecast demand for products; continuity of members of Digital Brands Group’s management; Digital Brands Group’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; Digital Brands Group’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; Digital Brands Group’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent Digital Brands Group from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect Digital Brands Group’s financial results is included from time to time in its public reports filed with the Securities and Exchange Commission, including Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. We focus on owning the customer’s “closet share” by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co